UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 09, 2022

BOXSCORE BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-165972	22-3956444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Putnam Ave. Suite 400

Greenwich, Connecticut 06830

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 800-998-7962

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       On November 09, 2022, the Board of Directors (the “Board”) of BoxScore Brands, Inc. (the “Company”) accepted the voluntary resignation of Sebastian Lux as chief financial officer and principal financial officer, effective immediately. Mr. Lux will continue to serve as the Company’s chief executive officer, president, and principal executive officer. There was no dispute or disagreement with Mr. Lux as his resignation was necessitated by the appointment of a new chief financial officer in order to enable Mr. Lux to better focus on leading the company.

(c)       On November 09, 2022, the Board appointed Ross Saldarini to succeed Mr. Lux as the Company’s chief financial officer and principal financial officer, effective immediately. Mr. Saldarini (age 53) brings over twenty-five years’ experience in corporate finance, mergers & acquisitions, business and retail strategy, and ecommerce in technology services within the consumer products and financial marketplaces. Prior to joining the Company, Mr. Saldarini was chief financial officer of Upper Echelon Products, and from 2018-2022 was a managing partner with Yellowstone Advisors LLC, a strategic advisory, M&A, and management consulting services company. The Board will consider and determine a compensation arrangement and agreement for Mr. Saldarini, as appropriate considering his position.

On November 09, 2022, the Board appointed Scott Avanzino as the Company’s chief operating officer, effective immediately. Mr. Avanzino (age 54) is an oil and gas development and marine construction expert with twenty-five years of experience in exploration geology, wellsite operations, marine logistics and operations. Prior to joining the Company, Mr. Avanzino was a business development executive with Quaternary Resource Investigations, LLC, and from 2019-October 2022 was owner, geologist and technical advisor with Paradise Mineral Consulting, LLC, where he serviced the Gulf Coast energy sector and marine construction industry with fully integrated project management and oil and gas field services. The Board will consider and determine a compensation arrangement and agreement for Mr. Avanzino as appropriate considering his position.

There is no material plan, contract, arrangement, or understanding (whether or not written) pursuant to which either Mr. Saldarini or Mr. Avanzino was appointed as an officer, and each is expected to serve in his respective capacity up to and until the Board decides otherwise. There are no family relationships between either Mr. Saldarini or Mr. Avanzino with any director or executive officer of the Company, and there are no related party transactions between the Company and either Mr. Saldarini or Mr. Avanzino which would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release containing the announcement of Mr. Saldarini and Mr. Avanzino is attached hereto as Exhibit 99.2.

ITEM 7.01	REGULATION FD DISCLOSURE.

In accordance with Regulation FD, the Company hereby furnishes the corporate presentation the Company expects to use, in whole or in part, and possibly with modifications, in connection with presentations to investors, analysts, and others during the next 8-months (the “Corporate Presentation”). The Corporate Presentation is attached hereto as Exhibit 99.1 and will be available on the Company’s website at www.americanbatterymaterials.com.

The information contained in the Corporate Presentation is summary information that is intended to be considered in the context of the Company’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that the Company may make, by press release or otherwise, from time-to-time. The Corporate Presentation does not provide information concerning the financial condition of the Company. The Company undertakes no duty or obligation to publicly update or revise the information contained in the Corporate Presentation, although it may do so from time-to-time as the Company’s management believes is warranted.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases, or through other public disclosure. By filing this Current Report on Form 8-K, and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this Current Report that is required to be disclosed solely by reason of Regulation FD.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended from time-to-time (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended from time-to-time, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS.

On 09 November 2022 the Company issued a press release announcing that the Company (i) has appointed Mr. Saldarini and Mr. Avanzino as officers; and, (ii) will start using the Corporate Presentation, and that the Corporate Presentation would be available on the Company’s website. A copy of the press release is included herewith as Exhibit 99.2 and the information in the press release is incorporated by reference into this Item 8.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Corporate Presentation (furnished only)
99.2	Press Release published on 09 November 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 09 November 2022	BOXSCORE BRANDS, INC.

	BY:	/S/ SEBASTIAN LUX
Sebastian Lux,
Chief Executive Officer

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